Exhibit 4

FORM OF SUBSCRIPTION AGREEMENT

FUNDREBEL DEAN, LLC

A DELAWARE LIMITED LIABILITY COMPANY

This is a Subscription for Common Shares of

FundRebel Dean, LLC (“Dean Fund”)

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, INVESTORS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING OVER THE WEBSITE WWW.FUNDREBEL.COM (THE “WEBSITE”) OR THROUGH DALMORE GROUP, LLC (THE “BROKER”). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

INVESTORS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4. DEAN FUND IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PROSPECTIVE INVESTORS MAY NOT TREAT THE CONTENTS OF THE SUBSCRIPTION AGREEMENT, THE OFFERING CIRCULAR OR ANY OF THE OTHER MATERIALS AVAILABLE ON THE WEBSITE OR PROVIDED BY THE BROKER (COLLECTIVELY, THE “OFFERING MATERIALS”) OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM DEAN FUND OR ANY OF ITS OFFICERS, EMPLOYEES OR AGENTS (INCLUDING “TESTING THE WATERS” MATERIALS) AS INVESTMENT, LEGAL OR TAX ADVICE. IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF DEAN FUND AND THE TERMS OF THIS OFFERING, INCLUDING THE MERITS AND THE RISKS INVOLVED. EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR’S OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISOR AS TO INVESTMENT, LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THE INVESTOR’S PROPOSED INVESTMENT.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, DEAN FUND, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO DEAN FUND’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE DEAN FUND’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. DEAN FUND DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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DEAN FUND MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

DEAN FUND RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE INVESTOR LESS THAN THE AMOUNT OF SECURITIES SUCH INVESTOR DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF DEAN FUND SINCE THAT DATE.

THIS SUBSCRIPTION AGREEMENT (this “Agreement” or this “Subscription”) is made and entered into as of ______, 2022 by and between the undersigned (the “Subscriber,” “Investor,” or “you”) and FundRebel Dean, LLC, a Delaware limited liability company (“Dean Fund” or “we” or “us” or “our”), with reference to the facts set forth below.

WHEREAS, subject to the terms and conditions of this Agreement, the Subscriber wishes to irrevocably subscribe for and purchase (subject to acceptance of such subscription by Dean Fund) certain Common Shares (the “Common Shares”), as set forth in Section 1 and on the signature page hereto, offered pursuant to that certain Offering Circular, dated as of ________, 2022 (the “Offering Circular”) of Dean Fund.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

NOTE TO INVESTORS WHO SUBSCRIBE PRIOR TO DEAN FUND COMPLETING ITS INITIAL FUNDING

Notwithstanding anything in this Subscription Agreement to the contrary, we may not accept subscriptions until such time as we have received $500,000 in the private placements to our Sponsor and its associated persons. Until the private placements are closed, Investors’ funds will be maintained in a qualified Escrow Account and Investors will not be admitted as shareholders.

Prior to the closing date of the private placements, subscribers may revoke their subscription by providing us with a written notice requesting such rescission, to be sent to the following address:

FundRebel Dean, LLC

c/o FundRebel

104 W. 40th Street, Suite 1030

New York, NY 10018

info@fundrebel.com

1.	Subscription for and Purchase of the Common Shares.

1.1	Subject to the express terms and conditions of this Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the Common Shares (the “Purchase”) of the Class and in the amount set forth on the signature page to this Agreement for the purchase price set forth on the signature page to this Agreement (the “Purchase Price”).

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1.2	The Subscriber must initially purchase at least 100 Class B Common Shares or 100,000 Class A Common Shares in this offering. There is no minimum subscription requirement on additional purchases once the Subscriber has purchased the requisite minimum of 100 Class B Common Shares or 100,000 Class A Common Shares.

1.3	The offering of Common Shares is described in the Offering Circular, that is available through the online website www.fundrebel.com (the “Website”), which is owned and operated by FundRebel, LLC (“FundRebel”), the Manager and Sponsor of Dean Fund, as well as on the SEC’s EDGAR website. Please read this Agreement, the Offering Circular, and the Dean Fund Operating Agreement (the “Operating Agreement”). While they are subject to change, as described below, we advise you to print and retain a copy of these documents for your records. By signing electronically below, you agree to the following terms together with the Terms and Conditions and the Terms of Use, consent to FundRebel’s Privacy Policy, and agree to transact business with us and to receive communications relating to the Common Shares electronically.

1.4	Dean Fund or the Manager, on behalf of Dean Fund, has the right to reject this Subscription in whole or in part for any reason. The Subscriber may not cancel, terminate or revoke this Agreement, which, in the case of an individual, shall survive his death or disability and shall be binding upon the Subscriber, his heirs, trustees, beneficiaries, executors, personal or legal administrators or representatives, successors, transferees and assigns.

1.5	Once you make a funding commitment to purchase Common Shares, it is irrevocable until the Common Shares are issued, the Purchase is rejected by Dean Fund, or Dean Fund otherwise determines not to consummate the transaction.

1.6	The undersigned has received and read a copy of the Dean Fund Operating Agreement and agrees that its execution of this Subscription Agreement constitutes its consent to such Operating Agreement, and, that upon acceptance of this Subscription Agreement by Dean Fund, the undersigned will become a member of Dean Fund as a holder of Common Shares. When this Subscription Agreement is countersigned by Dean Fund, the Operating Agreement shall be binding upon the undersigned as of the settlement date.

1.7	The Subscriber understands that the Purchase Price is payable with the execution and submission of this Agreement, and accordingly, is submitting herewith to Dean Fund the Purchase Price as agreed to by Dean Fund on the Website.

1.8	If Dean Fund returns the Subscriber’s Purchase Price to the Subscriber, Dean Fund will not pay any interest to the Subscriber.

1.9	If this Subscription is accepted by Dean Fund, the Subscriber agrees to comply fully with the terms of this Agreement, the Common Shares and all other applicable documents or instruments of Dean Fund, including the Operating Agreement. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Common Shares.

1.10	In the event that this Subscription is rejected in full or the offering is terminated, payment made by the Subscriber to Dean Fund for the Common Shares will be refunded to the Subscriber without interest and without deduction, and all of the obligations of the Subscriber hereunder shall terminate. To the extent that this Subscription is rejected in part, Dean Fund shall refund to the Subscriber any payment made by the Subscriber to Dean Fund with respect to the rejected portion of this Subscription without interest and without deduction, and all of the obligations of Subscriber hereunder shall remain in full force and effect except for those obligations with respect to the rejected portion of this Subscription, which shall terminate.

1.11	To the extent that the funds are not ultimately received by Dean Fund or are subsequently withdrawn by the Subscriber, whether due to an ACH chargeback or otherwise, this Agreement will be considered terminated, and the Subscriber shall not be entitled to any Common Shares subscribed for or dividends that may have accrued.

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2.	Investment Representations and Warranties of the Subscriber. The Subscriber represents and warrants to Dean Fund the following:

2.1	The information that the Subscriber has furnished herein, including, without limitation, the information furnished by the Subscriber to FundRebel, at the time it signed up for the Website regarding whether Subscriber qualifies as

(a)	an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and/or

(b)	a “qualified purchaser” as that term is defined in Regulation A promulgated under the Securities Act,

is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that Dean Fund accepts this Subscription. Further, the Subscriber shall immediately notify Dean Fund of any change in any statement made herein prior to the Subscriber’s receipt of Dean Fund’ acceptance of this Subscription, including, without limitation, Subscriber’s status as an “accredited investor” and/or “qualified purchaser.” The representations and warranties made by the Subscriber may be fully relied upon by Dean Fund and by any investigating party relying on them.

2.2	The Subscriber, if an entity, is, and shall at all times while it holds Common Shares remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural person, is eighteen (18) years of age or older, competent to enter into a contractual obligation, and a citizen or resident of the United States of America. The principal place of business or principal residence of the Subscriber is as shown on the signature page of this Agreement.

2.3	The Subscriber has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by Dean Fund, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

2.4	At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by the Manager, Dean Fund, any FundRebel Related Party[1] or any other person that:

(a)	A percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or

(b)	The past performance or experience on the part of Dean Fund and/or its officers or directors does not in any way indicate the predictable or probable results of the ownership of the Common Shares or the overall Dean Fund venture.

2.5	The Subscriber has received this Agreement, the Offering Circular and the Operating Agreement. The Subscriber and/or the Subscriber’s advisors have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with Dean Fund and its business to evaluate the merits and risks of an investment, to make an informed investment decision and to protect Subscriber’s own interests in connection with the Purchase.

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[1] “FundRebel Related Party” shall mean FundRebel Dean, LLC and FundRebel’s affiliates, and each of their respective directors, managers, officers, shareholders, members, employees or agents.

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2.6	The Subscriber understands that the Common Shares being purchased are a speculative investment that involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Common Shares, and the Subscriber understands and is fully cognizant of the risk factors related to the purchase of the Common Shares. The Subscriber has read, reviewed and understood the risk factors set forth in the Offering Circular.

2.7	The Subscriber understands that any forecasts or predictions as to our performance are based on estimates, assumptions and forecasts that Dean Fund believes to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts.

2.8	The Subscriber is able to bear the economic risk of this investment and, without limiting the generality of the foregoing, is able to hold this investment for an indefinite period of time. The Subscriber has adequate means to provide for the Subscriber’s current needs and personal contingencies and has a sufficient net worth to sustain the loss of the Subscriber’s entire investment in Dean Fund.

2.9	The amount of Common Shares being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth (for natural persons), or 10% of the greater of the Subscriber’s annual revenue or net assets at fiscal year-end (for non-natural persons).

2.10	The Subscriber has had an opportunity to ask questions of Dean Fund or anyone acting on its behalf and to receive answers concerning the terms of this Agreement and the Common Shares, as well as about Dean Fund and its business generally, and to obtain any additional information that Dean Fund possesses or can acquire without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in the Offering Circular and this Agreement. Further, all such questions have been answered to the full satisfaction of the Subscriber.

2.11	The Subscriber agrees to provide any additional documentation Dean Fund may reasonably request, including documentation as may be required by Dean Fund to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Securities Act, or otherwise as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Securities Act, or as may be required by the securities administrators or regulators of any state, to confirm that the Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits.

2.12	The Subscriber understands that no state or federal authority has scrutinized this Agreement or the Common Shares offered pursuant hereto, has made any finding or determination relating to the fairness for investment of the Common Shares, or has recommended or endorsed the Common Shares, and that the Common Shares have not been registered under the Securities Act or any state securities laws, in reliance upon exemptions from registration thereunder.

2.13	The Subscriber understands that Dean Fund has not been registered under the Investment Company Act of 1940, as amended. The Subscriber also understands and agrees that if, at any time, it is determined that Dean Fund meets or could be deemed to meet the definition of an investment company, or is not in compliance with an exemption from registration as an investment company, the Manager may take any corrective action it determines is appropriate, in its sole and absolute discretion, including, without limitation, mandatorily redeeming all or some of the investments made in Dean Fund. In addition, the Subscriber understands that Dean Fund is not registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

2.14	The Subscriber is subscribing for and purchasing the Common Shares without being furnished any offering literature, other than the Offering Circular, the Operating Agreement and this Agreement, and such other related documents, agreements or instruments as may be attached to the foregoing documents as exhibits or supplements thereto, or as the Subscriber has otherwise requested from Dean Fund in writing, and without receiving any representations or warranties from Dean Fund or its agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any investigation made by the Subscriber or Subscriber’s advisors.

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2.15	The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on the signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to Dean Fund. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction.

2.16	The Subscriber is subscribing for and purchasing the Common Shares solely for the Subscriber’s own account, for investment purposes only. The Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Common Shares, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Common Shares, and the Subscriber has no plans to enter into any such agreement or arrangement.

2.17	The Subscriber represents and warrants that the execution and delivery of this Agreement, the consummation of the transactions contemplated thereby and hereby and the performance of the obligations thereunder and hereunder will not conflict with or result in any violation of or default under any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions envisioned herein, including, but not limited to, the Subscriber’s Purchase and continued beneficial ownership of the Common Shares, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence.

2.18	The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning Dean Fund and to consult with independent tax advisors regarding the tax consequences of investing through Dean Fund, including those described in Section 2.21. The Subscriber acknowledges that Subscriber understands that any anticipated United States federal or state income tax benefits, including those related to an investment in a “qualified opportunity fund,” may not be available and, further, may be adversely affected through adoption of new laws or regulations or amendments to existing laws or regulations. The Subscriber acknowledges and agrees that Dean Fund is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Subscriber by reason of the Purchase.

2.19	The Subscriber represents and warrants that the Subscriber is not purchasing the Common Shares with funds that constitute the assets of one or more of the following:

(i) an “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA;

(ii) an “employee benefit plan” as defined in Section 3(3) of ERISA that is not subject to either Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (including a governmental plan, non-electing church plan or foreign plan). The Subscriber hereby represents and warrants that (a) its investment in Dean Fund: (i) does not violate and is not otherwise inconsistent with the terms of any legal document constituting or governing the employee benefit plan; (ii) has been duly authorized and approved by all necessary parties; and (iii) is in compliance with all applicable laws, and (b) neither Dean Fund nor any person who manages the assets of Dean Fund will be subject to any laws, rules or regulations applicable to such Subscriber solely as a result of the investment in Dean Fund by such Subscriber;

(iii) a plan that is subject to Section 4975 of the Code (including an individual retirement account);

(iv) an entity (including, if applicable, an insurance company general account) whose underlying assets include “plan assets” of one or more “employee benefit plans” that are subject to Title I of ERISA or “plans” that are subject to Section 4975 of the Code by reason of the investment in such entity, directly or indirectly, by such employee benefit plans or plans; or

(v) an entity that (a) is a group trust within the meaning of Revenue Ruling 81-100, a common or collective trust fund of a bank or an insurance company separate account and (b) is subject to Title I of ERISA, Section 4975 of the Code or both.

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2.20	Dean Fund’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). Subscriber hereby represents, covenants, and agrees that, to the best of Subscriber’s knowledge based on reasonable investigation:

(a)	None of the Subscriber’s funds tendered for the Purchase Price, whether payable in cash or otherwise, shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

(b)	To the extent within the Subscriber’s control, none of the Subscriber’s funds tendered for the Purchase Price will cause Dean Fund or any of its personnel or affiliates to be in violation of federal anti-money laundering laws, including, without limitation, the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986 or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and/or any regulations promulgated thereunder.

(c)	When requested by the Manager, the Subscriber will provide any and all additional information, and the Subscriber understands and agrees that the Manager, Dean Fund and/or any other FundRebel Related Party may release confidential information about the Subscriber and, if applicable, any underlying beneficial owner or Related Person[2] to U.S. regulators and law enforcement authorities, deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities. The Manager reserves the right to request any information as is necessary to verify the identity of the Subscriber and the source of any payment to Dean Fund. In the event of delay or failure by the Subscriber to produce any information required for verification purposes, the subscription by the Subscriber may be refused.

[2] For purposes of this Section 2.20, the terms “Related Person”, “Prohibited Investor”, “Senior Foreign Political Figure”, “Close Associate”, “Non-Cooperative Jurisdiction” and “Foreign Shell Bank” shall have the meanings described below:

“Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank;

“Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as noncooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur;

“Prohibited Investor” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to the Company in connection therewith;

“Related Person” shall mean, with respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity, the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such plan;

“Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure;

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“Close Associate of a Senior Foreign Political Figure” shall mean a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure;

“Foreign Shell Bank” shall mean a Foreign Bank without a presence in any country.

(d)	Neither the Subscriber, nor any person or entity controlled by, controlling or under common control with the Subscriber, any of the Subscriber’s beneficial owners, any person for whom the Subscriber is acting as agent or nominee in connection with this investment nor, in the case of a Subscriber that is an entity, any Related Person is:

(i)	a Prohibited Investor;

(ii)	a Senior Foreign Political Figure, any member of a Senior Foreign Political Figure’s “immediate family,” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction;

(iii)	a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or Bank without a physical presence in any country, but does not include a regulated affiliate;

(iv)	a person or entity who gives Subscriber reason to believe that its funds originate from, or will be or have been routed through, an account maintained at a Foreign Shell Bank, an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

(e)	The Subscriber hereby agrees to immediately notify Dean Fund if the Subscriber knows, or has reason to suspect, that any of the representations in this Section 2.20 have become incorrect or if there is any change in the information affecting these representations and covenants.

(f)	The Subscriber agrees that, if at any time it is discovered that any of the foregoing anti-money laundering representations are incorrect, or if otherwise required by applicable laws or regulations, Dean Fund may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/or redemption of the Subscriber’s interest in the Common Shares.

(g)	The Subscriber acknowledges and agrees that the Manager may “freeze the account” of the Subscriber, including, but not limited to, by suspending distributions from Dean Fund to which the Investor would otherwise be entitled, if necessary to comply with anti-money laundering statutes or regulations.

(h)	The Subscriber acknowledges and agrees that the Manager, in complying with anti-money laundering statutes, regulations and goals, may file voluntarily or as required by law suspicious activity reports (“SARs”) or any other information with governmental and law enforcement agencies that identify transactions and activities that the Manager or any other FundRebel Related Party or their agents reasonably determine to be suspicious, or is otherwise required by law. The Subscriber acknowledges that Dean Fund and the Manager are prohibited by law from disclosing to third parties, including the Subscriber, any filing or the substance of any SARs.

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2.21	The Subscriber confirms that if the Subscriber intends to qualify for the benefits of investing in a “qualified opportunity fund” as defined in Section 1400Z-2 of the Code, the Subscriber has consulted with the Subscriber’s own tax advisors regarding the eligibility of the Subscriber’s investment, including the gains eligible for investment, the timing of the Subscriber’s investment in the Company, the contemplated structure of the Company and the holding period required for the Subscriber’s investment. The Subscriber acknowledges that it is the Subscriber’s sole responsibility for ensuring that the Subscriber’s investment qualifies for the benefits of investing in a “qualified opportunity fund” (if applicable), and the Subscriber understands that the Fund has no obligation regarding the Subscriber’s tax planning related to an investment in the Company.

3.	Ownership Limitation. The Subscriber acknowledges and agrees that, pursuant to the terms of the Operating Agreement, the Subscriber generally cannot own, or be deemed to own by virtue of certain attribution provisions of the Code and as set forth in the Operating Agreement, either more than 9.8% in value or in number of our Common Shares, whichever is more restrictive. The Operating Agreement will include additional restrictions on ownership, including ownership that would result in (i) Dean Fund being “closely held” within the meaning of Section 856(h) of the Code, (ii) Dean Fund failing to qualify as a REIT or (iii) our shares being beneficially owned by fewer than 100 persons (as determined under Section 856(a)(5) of the Code). The Subscriber also acknowledges and agrees that, pursuant to the terms of the Operating Agreement, the Subscriber’s ownership of our Common Shares cannot cause any other person to violate the foregoing limitations on ownership.

4.	Tax Forms. The Subscriber will also need to complete an Internal Revenue Service (“IRS”) Form W-9 or the appropriate Form W-8, which should be returned directly to us via the Website. The Subscriber certifies that the information contained in the executed copy (or copies) of IRS Form W-9 or appropriate IRS Form W-8 (and any accompanying required documentation), as applicable, when submitted to us will be true, correct and complete. The Subscriber shall (i) promptly inform us of any change in such information, and (ii) furnish to us a new properly completed and executed form, certificate or attachment, as applicable, as may be required under the IRS instructions to such forms, the Code or any applicable Treasury Regulations or as may be requested from time to time by us.

5.	No Advisory Relationship. You acknowledge and agree that the purchase and sale of the Common Shares pursuant to this Agreement is an arm’s-length transaction between you and Dean Fund. In connection with the purchase and sale of the Common Shares, Dean Fund is not acting as your agent or fiduciary. The FundRebel Related Parties assume no advisory or fiduciary responsibility in your favor in connection with the Common Shares. The FundRebel Related Parties have not provided you with any legal, accounting, regulatory or tax advice with respect to the Common Shares, and you have consulted your own respective legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate.

6.	Bankruptcy. In the event that you file or enter bankruptcy, insolvency or other similar proceeding, you agree to use the best efforts possible to avoid FundRebel Related Parties being named as a party or otherwise involved in the bankruptcy proceeding. Furthermore, this Agreement should be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) you be allowed by Dean Fund to return the Common Shares to Dean Fund for a refund or (ii) Dean Fund be mandated or ordered to redeem or withdraw Common Shares held or owned by you.

7.	Miscellaneous Provisions.

7.1	This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws principles thereof).

7.2

All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber at the records of Dean Fund (or that you submitted to us via the Website). You shall send all notices or other communications required to be given hereunder to Dean Fund via email at info@fundrebel.com (with a copy to be sent concurrently via prepaid certified mail to: FundRebel Dean, LLC, 104 W. 40th Street, Suite 1030

New York, NY 10018.

Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which banking institutions in the State of Delaware are legally closed for business.

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7.3	This Agreement, or the rights, obligations or interests of the Subscriber hereunder, may not be assigned, transferred or delegated without the prior written consent of Dean Fund. Any such assignment, transfer or delegation in violation of this section shall be null and void.

7.4	The parties agree to execute and deliver such further documents and information as may be reasonably required in order to effectuate the purposes of this Agreement.

7.5	Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

7.6	If one or more provisions of this Agreement are held to be unenforceable under applicable law, rule or regulation, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.7	In the event that either party hereto shall commence any suit, action or other proceeding to interpret this Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any.

7.8	This Agreement, including the exhibits and schedules attached hereto, and the documents referred to herein, including, without limitation, the Common Shares, constitute the entire agreement among the parties and shall constitute the sole documents setting forth terms and conditions of the Subscriber’s contractual relationship with Dean Fund with regard to the matters set forth herein. This Agreement supersedes any and all prior or contemporaneous communications, whether oral, written or electronic, between us.

7.9	This Agreement may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

7.10	The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The singular number or masculine gender, as used herein, shall be deemed to include the plural number and the feminine or neuter genders whenever the context so requires.

7.11	The parties acknowledge that there are no third party beneficiaries of this Agreement, except for any affiliates of Dean Fund that may be involved in the issuance or servicing of Common Shares on the Website, which the parties expressly agree shall be third party beneficiaries hereof.

8.	Consent to Electronic Delivery. The Subscriber hereby agrees that Dean Fund may deliver all notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of Dean Fund and its investments, including, without limitation, information about the investment, required or permitted to be provided to the Subscriber under the Common Share or hereunder by means of email or by posting on an electronic message board or by other means of electronic communication. Because Dean Fund operates principally on the Internet, you will need to consent to transact business with us online and electronically. As part of doing business with us, therefore, we also need you to consent to our giving you certain disclosures electronically, either via the Website or to the email address you provide to us. By entering into this Agreement, you consent to receive electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to your or our rights, obligations or services under this Agreement (each, a “Disclosure”). The decision to do business with us electronically is yours. This document informs you of your rights concerning Disclosures.

(a)	Scope of Consent. Your consent to receive Disclosures and transact business electronically, and our agreement to do so, applies to any transactions to which such Disclosures relate.

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(b)	Consenting to Do Business Electronically. Before you decide to do business electronically with us, you should consider whether you have the required hardware and software capabilities described below.

(c)	Hardware and Software Requirements. In order to access and retain Disclosures electronically, you must satisfy the following computer hardware and software requirements: access to the Internet; an email account and related software capable of receiving email through the Internet; a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software.

(d)

How to Contact Us Regarding Electronic Disclosures. You can contact us via email at info@fundrebel.com. You may also reach us in writing at the following address: FundRebel Dean, LLC, 104 W. 40th Street, Suite 1030 New York, NY 10018

. You agree to keep us informed of any change in your email or home mailing address so that you can continue to receive all Disclosures in a timely fashion. If your registered email address changes, you must notify us of the change by sending an email to info@fundrebel.com. You also agree to update your registered residence address and telephone number on the Website if they change. You will print a copy of this Agreement for your records, and you agree and acknowledge that you can access, receive and retain all Disclosures electronically sent via email or posted on the Website.

9.	Consent to Electronic Delivery of Tax Documents.

(a)	Please read this disclosure about how we will provide certain documents that we are required by the IRS to send to you (“Tax Documents”) in connection with your Common Shares. A Tax Document provides important information you need to complete your tax returns. Tax Documents include Form 1099. Occasionally, we are required to send you corrected Tax Documents. Additionally, we may include inserts with your Tax Documents. We are required to send Tax Documents to you in writing, which means in paper form. When you consent to electronic delivery of your Tax Documents, you will be consenting to delivery of Tax Documents, including these corrected Tax Documents and inserts, electronically instead of in paper form.

(b)	Agreement to Receive Tax Documents Electronically. By executing this Agreement on the Website, you are consenting in the affirmative that we may send Tax Documents to you electronically, and acknowledging that you are able to access Tax Documents from the Website. If you subsequently withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent.

€	How We Will Notify You That a Tax Document is Available. On or before the required IRS-designated due date for your Tax Document, you will receive an electronic notification via email when your Tax Documents are ready for access on the Website. Your Tax Documents are maintained on the Website through at least October 15 of the year subsequent to the applicable tax year, at a minimum, should you ever need to access them again.

(d)	Your Option to Receive Paper Copies. To obtain a paper copy of your Tax Documents, you can print one by visiting the Website. You can also contact us at taxes@fundrebel.com and request a paper copy.

(e)	Withdrawal of Consent to Receive Electronic Notices. You can withdraw your consent before the Tax Document is furnished by mailing a letter including your name, mailing address, effective tax year, and indicating your intent to withdraw consent to the electronic delivery of Tax Documents to:

FundRebel Dean, LLC

Attention: Investor Support

104 W. 40th Street, Suite 1030

New York, NY 10018

info@fundrebel.com

If you withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent.

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(f)	Termination of Electronic Delivery of Tax Documents. We may terminate your request for electronic delivery of Tax Documents without your withdrawal of consent in writing in the following instances:

•	You don't have a password for your Dean Fund account;

•	Your Dean Fund account is closed;

•	You were removed from the Dean Fund account;

•	Your role or authority on the Dean Fund account changed in a manner that no longer allows you to consent to electronic delivery;

•	We received three consecutive email notifications that indicate your email address is no longer valid; or

•	We cancel the electronic delivery of Tax Documents.

(g)	You Must Keep Your Email Address Current With Us. You must promptly notify us of a change of your email address. If your mailing address, email address, telephone number or other contact information changes, you may also provide updated information by contacting us at info@fundrebel.com.

(h)	Hardware and Software Requirements. In order to access and retain Tax Documents electronically, you must satisfy the computer hardware and software requirements as set forth above in Section 8(c) of this Agreement. You will also need a printer if you wish to print Tax Documents on paper, and electronic storage if you wish to download and save Tax Documents to your computer.

(i)	Limitations on Damages. IN NO EVENT SHALL DEAN FUND NOR ANY FUNDREBEL RELATED PARTY BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

10.	Jurisdiction. EACH OF THE SUBSCRIBER AND DEAN FUND CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION LOCATED WITHIN THE STATE OF NEW YORK AND NO OTHER PLACE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS SUBSCRIPTION AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF SUBSCRIBER AND DEAN FUND ACCEPTS FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS AND HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT. EACH OF SUBSCRIBER AND DEAN FUND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN THE MANNER AND IN THE ADDRESS SPECIFIED ON THE SIGNATURE PAGE OF THIS SUBSCRIPTION AGREEMENT.

11.	Authority. By executing this Agreement, you expressly acknowledge that you have reviewed this Agreement and the Offering Circular for this particular subscription.

[Signature page to follow]

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IN WITNESS WHEREOF, the Subscriber, or its duly authorized representative(s), hereby acknowledges that it has read and understood the risk factors set forth in the Offering Circular, and has hereby executed and delivered this Agreement, and executed and delivered herewith the Purchase Price, as of the date set forth above.

THE SUBSCRIBER:

Print Name of Subscriber

Description of Entity (if applicable)

Signature of Subscriber

Name of Person Signing on behalf of Subscriber

Title (if applicable)

Address of Subscriber:

Telephone:      ________________________________

Email:  ______________________________________

Class of Common Shares Purchased (Indicate with “X”): Class B ____ Class A _____

Number of Common Shares Purchased:   ______________________

Purchase Price:   _________________________________

AGREED AND ACCEPTED BY
FundRebel Dean, LLC
By:	FundRebel, LLC
a Delaware limited liability company.
Title:	Manager

Name:	Mark Drachman
Title:	Chief Executive Officer

FundRebel Dean, LLC
c/o FundRebel
104 W. 40th Street, Suite 1030
New York, NY 10018
info@fundrebel.com

(Signature Page to Subscription Agreement)

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